                                CREDIT AGREEMENT


     This Credit Agreement is entered into as of the 1st day of January, 1996, by and between Du Pont Photomasks, Inc., a Delaware corporation (the "Borrower") (together with its consolidated subsidiaries, "Photomasks") and Du Pont Chemical and Energy Operations, Inc., a Delaware corporation ("Lender").

Section 1.     DEFINITIONS.

     Certain capitalized terms have the meanings set forth on Exhibit 1 hereto or in the Security Agreement. All financial terms used in this Agreement but not defined on Exhibit 1 or in the Security Agreement have the meanings given to them by generally accepted accounting principles. All other undefined terms have the meanings given to them in the Delaware Uniform Commercial Code as in effect from time to time.

Section 2.     LOANS.

     2.1. REVOLVING CREDIT LOANS. (a) Subject to the terms and conditions hereof, Lender hereby agrees to extend to Borrower a line of credit facility (the "Facility") under which Lender may make loans (the "Revolving Loans") to Borrower at Borrower's request from time to time during the term of this Agreement of amounts up to $30,000,000. Borrower may borrow, prepay (without penalty or charge), and reborrow under the Facility, provided that the principal amount of all Revolving Loans outstanding at any one time under the Facility will not exceed $30,000,000 at any one time outstanding. If the amount of Revolving Loans outstanding at any time under the Facility exceeds the limits set forth above, Borrower will immediately pay the amount of such excess to Lender in cash.

          (b) Borrower may request a Revolving Loan by written or telephone notice to Lender. Lender will make Revolving Loans by crediting the amount thereof to Borrower's account. Revolving Loan proceeds will be used for general working capital purposes, general corporate purposes and capital expenditures.

          (c) As provided in Section 7, Borrower will duly issue and deliver to Lender a Revolving Note in the form of Exhibit 2 (the "Revolving Note"), in the principal amount of $30,000,000 bearing interest as specified in the Revolving Note.

          (d) The term of the Facility will expire on December 31, 1997, and the Revolving Note will become payable in full on such date. Borrower may prepay the principal balance of the Revolving Note in whole or part at any time (without penalty or charge).

Section 3.     REPRESENTATIONS AND WARRANTIES.

     Borrower hereby warrants and represents to Lender the following:

     3.1. ORGANIZATION AND QUALIFICATION. Borrower is a corporation organized under the laws of the State of Delaware, has the power and authority to carry on its business and to enter into and perform this Agreement, the Note and the other Loan Documents, is qualified and licensed to do business in each jurisdic-tion in which such qualification or licensing is required and where failure to be licensed or qualified would have a material effect on Photomasks, taken as a whole. All information provided to Lender with respect to Photomasks and its operations is true and correct in all material respects on the date as of which such information is provided.

     3.2. DUE AUTHORIZATION. The execution, delivery and performance by Borrower of this Agreement, the Security Agreement, the Note and the other Loan Documents have been duly authorized by all necessary action, and will not contravene or constitute a default under any law or any governmental rule or of the certificate of incorporation or bylaws of Borrower or any order binding on Borrower, nor violate any agreement or instrument by which Borrower is bound nor result in the creation of a Lien on any assets of Borrower except the Lien to Lender granted herein. Borrower has duly executed and delivered this Agreement, the Security Agreement, the Note and the other Loan Documents, and they are valid and binding obligations of Borrower enforceable according to their respective terms except as limited by equitable principles and by bankruptcy, insolvency or similar laws affecting the rights of creditors generally. No notice to or consent by any governmental body is needed in connection with this transaction.

     3.3. LICENSES, ETC. Borrower maintains in full force and effect any and all material licenses, permits, franchises, governmental authorizations, patents, trademarks, copyrights or other rights necessary for the ownership of its properties and the conduct of its business. Borrower maintains in full force and effect material licenses, patents, patent applications, copyrights, trademarks, trademark applications, and trade names to continue to conduct its business as heretofore conducted by it, without any known conflict with the rights of any other person or entity, except where such conflict would not have a material adverse effect on Photomasks, taken as a whole.

     3.4. LAWS AND TAXES. Photomasks is in compliance with all laws, regulations, rulings, orders, injunctions, decrees, conditions or other requirements applicable to or imposed upon Photomasks by any law or by any governmental authority , court or agency having jurisdiction over Photomasks, the failure to comply with which will have a material adverse affect on Photomasks, taken as a whole. Borrower has filed all required material tax returns and reports that are now required to be filed by it in connection with any federal, state and local tax, duty or charge levied, assessed or imposed upon Borrower or its assets, including unemployment, social security, and real estate taxes. Borrower has paid all taxes which are now due and payable, except to the extent that the same are being contested in good faith. No taxing authority has asserted or assessed any additional tax liabilities against Borrower which are outstanding on the date of this Agreement and which would have a material adverse effect on Photomasks, taken as a whole, except to the extent that the same are being contested in good faith.

     3.5. FINANCIAL CONDITION. All financial statements required hereunder to be delivered to Lender are true and correct and have been prepared in accordance with generally accepted accounting principles consistently applied. Photomasks has no material obligations or liabilities of any kind not disclosed in such financial statements, and there has been no material adverse change in the financial condition of Photomasks nor has Photomasks suffered any damage, destruction or loss which has adversely affected its business, financial position, results of operations, assets or prospects since the submission of the most recent financial statements to Lender.

     3.6. TITLE. Photomasks has good and marketable title to the assets reflected on the most recent balance sheet submitted to Lender, free and clear from all liens and encumbrances of any kind, except for the following (collectively, the "Permitted Liens"):

          (a) Liens existing on the date of this Agreement including Liens securing Indebtedness outstanding on the date of this Agreement;

          (b) any Lien existing on any asset of any corporation at the time such corporation becomes a subsidiary and not created in contemplation of such event;

          (c) any Lien on any asset securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, PROVIDED that such Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof;

          (d) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into the Borrower or a subsidiary and not created in contemplation of such event;

          (e) any Lien existing on any asset prior to the acquisition thereof by the Borrower or a subsidiary and not created in contemplation of such acquisition;

          (f) any Lien arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by any of the foregoing clauses of this Section 3.6, PROVIDED that such Indebtedness is not increased and is not secured by any additional assets;

          (g) Liens arising in the ordinary course of Photomasks' business which do not secure Indebtedness;

          (h) Liens imposed by law which secure amounts not yet due and payable or that are being contested in good faith;

          (i)  Liens not otherwise permitted by the foregoing clauses of this
Section 3.6 securing Indebtedness in an aggregate principal or face amount at any date not to exceed $500,000;

          (j)  any Lien held by Lender.

     3.7. DEFAULTS. Borrower is in compliance with all material agreements applicable to it, and there does not now exist any material default or violation by Borrower of or under any of the terms, conditions or obligations of any indenture, mortgage, deed of trust, franchise, permit, contract, agreement or other instrument to which Borrower is a party or by which it is bound, and the consummation of the transactions contemplated by this Agreement will not result in such default or violation.

     3.8. ENVIRONMENTAL LAWS. (a) Borrower and its subsidiaries (i) are in compliance with all applicable Environmental Laws, (ii) have received all permits, licenses and other authorizations which are required under applicable Environmental Laws and (iii) are in compliance with all terms and conditions of any such permit, license and authorization, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses and authorizations or failure to comply with the terms and conditions of such permits, licenses and authorizations, would not, singly or in the aggregate, result in a material adverse effect on the Borrower and its subsidiaries, taken as a whole.

          (b) Borrower is not aware of any costs or liabilities associated with Environmental Laws which would, singly or in the aggregate, result in a material adverse effect on the Borrower and its subsidiaries, taken as a whole.

     3.9 ERISA. Borrower is in compliance with all of its obligations to contribute to any employee benefit plan or pension plan regulated by the Employee Retirement Income Security Act of 1974 ("ERISA"). Borrower has not received notice informing it that it is not in full compliance with any of the requirements of ERISA and the regulations promulgated thereunder, and there exists no event described in Section 4043(c) thereof ("Reportable Event") that would have a material adverse effect on Photomasks, taken as a whole.

Section 4.     AFFIRMATIVE COVENANTS.

     4.1. BOOKS AND RECORDS. Borrower will maintain proper books of account and records and enter therein complete and accurate entries and records of all of its transactions in accordance with generally accepted accounting principles and give representatives of Lender access thereto at all reasonable times, including permission to examine, copy and make abstracts from any such books and records and such other information which might be helpful to Lender in evaluating the status of the Loans as it may reasonably request from time to time, subject to Lender's pledge to keep information confidential which is designated as such. Borrower will give Lender reasonable access to the Collateral and the other property securing the Obligations for the purpose of performing examinations thereof and to verify its condition or existence.

     4.2. FINANCIAL STATEMENTS. Borrower will maintain a standard and modern system for accounting and will furnish to Lender.

          (a) With respect to the first three quarters of the Borrower's fiscal year, as soon as available and in any event within forty-five (45) days after the end of each quarter, a copy of Borrower's consolidated financial statements for that quarter and for the year to date in a form reasonably acceptable to Lender, prepared and certified as complete and correct, subject to changes resulting from year-end adjustments, by the principal financial officer of Borrower;

          (b) As soon as available and in any event within ninety (90) days after the end of each fiscal year, a copy of Borrower's consolidated financial statements for that year audited by a firm of independent certified public accountants acceptable to Lender (which acceptance will not be unreasonably withheld), and accompanied by a standard audit opinion of such accountants without significant qualification;

          (c) Simultaneously with the statements submitted under (a) and (b) above, a certificate signed by the chief financial officer of Borrower,
(i) stating that such office is familiar with all documents relating to Lender and that no Event of Default specified in this Agreement, nor any event which upon notice or lapse of time, or both would constitute such an Event of Default, has occurred, or if any such condition or event existed or exists, specifying it and describing what action Borrower has taken or proposes to take with respect thereto, and (ii) setting forth, in summary form, figures showing the financial status of Borrower in respect of the financial restrictions contained in this Agreement;

          (d) Copies of all federal, state and local income tax returns and such other information as Lender may reasonably request, subject to Lender's pledge to keep information confidential which is designated as such.

     4.3. CONDITION AND REPAIR. Borrower will maintain its assets in good repair and working order, ordinary wear and tear excepted, and will make all appropriate repairs and replacements thereof.

     4.4. INSURANCE. Prior to the drawdown or borrowing of any funds pursuant to this Agreement, Borrower will use reasonable efforts to insure or cause Photomasks' properties and business to be insured against loss or damage of the kinds and in the amounts customarily insured against by corporations with established reputations engaged in the same or similar business as Borrower. All such policies will (a) be issued by financially sound and reputable insurers, (b) name Lender as an additional insured and, where applicable, as loss payee under a lender loss payable endorsement satisfactory to Lender and (c) will provide for thirty (30) days written notice to Lender before such policy is altered or canceled all of which will be evidenced by a Certificate of Insurance delivered to Lender by Borrower within one hundred twenty (120) days from the date of execution of this Agreement.

     4.5. TAXES. Borrower will pay when due all taxes, assessments and other governmental charges imposed upon it or its assets, franchises, business, income or profits before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which by law might be a lien or charge upon any of its assets, provided that (unless any material item or property would be lost, forfeited or materially damaged as a result thereof) no such charge or claim need be paid if it is being diligently contested in good faith, and if Borrower establishes an adequate reserve or other appropriate provision required by generally accepted accounting principles.

     4.6. EXISTENCE, BUSINESS.  Borrower will (a) maintain its existence,
(b) engage primarily in business of the same general character as that now conducted, and (c) refrain from entering into any lines of business substantially different from the business or activities in which Borrower is presently engaged.

     4.7. COMPLIANCE WITH LAWS. Borrower will comply with all federal, state and local laws, regulations and orders applicable to Borrower or its assets, including without limitation all Environmental Laws, in all respects material to Borrower's business, assets or prospects and will immediately notify Lender of any violation of any rule, regulation, statute, ordinance, order or law relating to the public health or the environment and of any complaint or notifications received by Borrower regarding any environmental or safety and health rule, regulation, statute, ordinance or law.

     4.8. NOTICE OF DEFAULT. Borrower will, within three (3) days of its knowledge thereof, give written notice to Lender of (a) the occurrence of any event or the existence of any condition which would be, after notice or lapse of applicable grace periods, an Event of Default, and (b) the occurrence of any event or the existence of any condition which would prohibit Borrower from continuing to make the representations set forth in this Agreement.

     4.9. COSTS. Borrower will pay to Lender its fees, costs and expenses (including, without limitation, reasonable attorneys' fees, court costs, litigation and other expense) (collectively, "Costs") incurred or paid by Lender in enforcing the Loan Documents and Lender's security interest in the Collateral or any other property pledged to secure the Loans. The Costs will be due upon demand by Lender. If Borrower fails to pay the Costs upon such demand, Lender is entitled to disburse such sums as an advance under the Facility, and thereafter the Costs will bear interest from the date incurred or disbursed at the highest rate set forth in the Notes.

     4.10. OTHER AMOUNTS DEEMED LOANS. If Borrower fails to pay any tax, assessment, governmental charge or levy or to maintain insurance within the time permitted by this Agreement, or to discharge any Lien prohibited hereby, or to comply with any other obligation, Lender may, but shall not be obligated to, pay, satisfy, discharge or bond the same for the account of Borrower, and to the extent permitted by law and at the option of Lender, all monies so paid by Lender on behalf of Borrower will be deemed Revolving Loans and Obligations.

Section 5.     NEGATIVE COVENANTS.

     5.1. INDEBTEDNESS. Without the Lender's prior written consent, Photomasks will not incur, create, assume or permit to exist any Indebtedness (in addition to the Indebtedness hereunder) in excess of $30,000,000 in the aggregate, other than in the ordinary course of business as presently conducted by Photomasks or other advances or loans to its Affiliates.

     5.2. LEASES. Without the Lender's prior written consent, Photomasks will not enter into any lease of real or personal property as lessee (other than leases in existence on the date this Agreement is executed which have been disclosed to Lender) if the aggregate payments due under such lease and all other leases of Photomasks then in effect would exceed $30,000,000 in any fiscal year.

     5.3. PLEDGE OR ENCUMBRANCE OF ASSETS. Without the prior written consent of Lender, Photomasks will not create, incur, assume or permit to exist any Lien in any present or future asset, except for Permitted Liens.

     5.4. MERGER; DISPOSITION OF ASSETS. Without the Lender's prior written consent, which may not be unreasonably withheld, Borrower will not (a) change its capital structure, (b) merge or consolidate with any corporation, (c) amend or change its articles of incorporation or bylaws or (d) sell, transfer or otherwise dispose of all or any substantial part of its assets, whether now owned or hereafter acquired, except for sales of Inventory in the ordinary course of business.

Section 6.     EVENTS OF DEFAULT AND REMEDIES.

     6.1. EVENTS OF DEFAULT. Any of the following events will be an Event of Default ("Event of Default"):

          (a) any representation or warranty made by Borrower herein or in any of the Loan Documents is incorrect in any material respect when made or reaffirmed and shall not have been corrected within 10 days of discovery by the Borrower of such incorrectness; or

          (b) Borrower defaults in the payment of any principal on any Obligation when due and payable, by acceleration or otherwise; or

          (c) Borrower defaults in payment of any interest on any Obligation when due and payable, provided that Lender has provided Borrower notice of such default and Borrower fails to cure such default within 7 days; or

          (d) Borrower fails to observe or perform any covenant, condition or agreement herein and fails or is unable to cure such default within 30 days of the occurrence thereof, provided that such 30 day grace period will not apply to any failure permit inspection of the Collateral or of the books and records of Borrower; or

          (e) a court enters a decree or order for relief with respect to Borrower or an involuntary case under any applicable bankruptcy, insolvency or other similar law then in effect, or appoints a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Borrower or for any substantial part of its property, or orders the wind-up or liquidation of its affairs; or a petition initiating an involuntary case under any such bankruptcy, insolvency or similar law is filed and is pending for thirty (30) days without dismissal; or

          (f) Borrower commences a voluntary case under any applicable bankruptcy, insolvency or other similar law in effect, or makes any general assignment for the benefit of creditors, or fails generally to pay its debts as such debts become due, or takes corporate action in furtherance of any of the foregoing; or

          (g) Borrower defaults under the terms of any Indebtedness or lease involving total payment obligations of Borrower in excess of $500,000 and such default gives any creditor or lessor the right to accelerate the maturity of any such indebtedness or lease payments which right is not contested by Borrower or is determined by any court of competent jurisdiction to be valid; or

          (h) final judgment of the payment of money in excess of $500,000 is rendered against Borrower and remains undischarged for 30 days during which execution is not effectively stayed; or

          (i) an Event of Default or default occurs under any other Loan Document; or

          (j) a trustee is appointed by a United States District Court to administer any employee benefit plan; or the Pension Benefit Guaranty Corporation institutes proceedings to terminate any of Borrower's employee benefit plans.

     6.2. REMEDIES. If any Event of Default will occur, Lender may cease advancing money hereunder, and/or declare all Obligations to be due and payable forthwith, whereupon they will forthwith become due and payable without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived by Borrower.

     6.3. SETOFF. If any Event of Default will occur, Lender is authorized, without notice to Borrower, to offset and apply to all or any part of the Obligations all moneys, credits and other property of any nature whatsoever of Borrower now or at any time hereafter in the possession of, in transit to or from, under the control or custody of, or on deposit with Lender, including but not limited to certificates of deposit.

     6.4. DEFAULT RATE. After the occurrence of an Event of Default, all amounts of principal outstanding as of the date of the occurrence of such Event of Default will bear interest at the Default Rate, in Lender's sole discretion, without notice to Borrower. This provision does not constitute a waiver of any Event of Default or an agreement by Lender to permit any later payments whatsoever.

     6.5. NO REMEDY EXCLUSIVE. No remedy set forth herein is exclusive of any other available remedy or remedies, but each is cumulative and in addition to every other remedy available under this Agreement, the Loan Documents or as may be now or hereafter existing at law, in equity or by statute. Borrower waives any requirement of marshaling of assets which may be secured by any of the Loan Documents.

     6.6. EFFECT OF TERMINATION. The termination of this Agreement will not affect any rights of either party or any obligation of either party to the other, arising prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights created or Obligations incurred prior to such termination have been fully disposed of, concluded or liquidated. The security interest, lien and rights granted to Lender hereunder and under the Loan Documents will continue in full force and effect, notwithstanding the termination of this Agreement or the fact that no Revolving Loans are outstanding to Borrower, until all of the Obligations, have been paid in full.

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Section 7.     CONDITIONS PRECEDENT.

     7.1. CONDITIONS TO INITIAL LOANS. Lender will have no obligation to make or advance any Revolving Loan until Borrower has delivered to Lender at or before the closing date, in form and substance satisfactory to Lender:

          (a)  An executed version of the Revolving Note in the form of
Exhibit 2 attached hereto.

          (b) A certified resolution of Borrower authorizing this transaction in a form acceptable to Lender.

          (c)  An executed version of the Security Agreement in the form of
Exhibit 3 attached hereto.

          (d) Evidence of Uniform Commercial Code searches, tax Lien and litigation searches, insurance certificates, notices or other documents which Lender may require to reflect, perfect or protect Lender's Lien in the Collateral and all other property pledged to secure the Obligations and to fully consummate this transaction.

          (e) All requisite releases of Liens and termination statements necessary to release all Liens and encumbrances against the Collateral and all requisite waivers, in a form satisfactory to Lender, which are necessary to grant Lender a first Lien in the Collateral, including but not limited to all Equipment of Borrower.

          (f) Such additional information and materials as Lender may reasonably request.

     7.2. CONDITIONS TO EACH REVOLVING LOAN. On the date of each Revolving Loan, the following statements will be true:

          (a) All of the representations and warranties contained herein and in the Loan Documents will be correct in all material respects as though made on such date;

          (b) No event will have occurred and be continuing, or would result from such Revolving Loan, which constitutes an Event of Default, or would constitute an Event of Default but for the requirement that notice be given or lapse of time or both;

          (c) The aggregate unpaid principal amount of the Revolving Loans after giving effect to such Revolving Loan will not violate the lending limits set forth in Section 2.1 of this Agreement.

          Lender may request a certificate by an officer of the Borrower evidencing the above. The acceptance by Borrower of the proceeds of each Revolving Loan will be deemed to constitute a representation and warranty by Borrower that the conditions in Section 7.2 of this Agreement, other than those that have been waived in writing by Lender, have been satisfied.

     8.1. MISCELLANEOUS. This Agreement, the exhibits and the other Loan Documents are the complete agreement of the parties hereto and supersede all previous understandings relating to the subject matter hereof. This Agreement may be amended only in writing signed by Borrower and Lender. This Agreement may be executed in counterparts. If any part of this Agreement is held invalid, the remainder of this Agreement will not be affected thereby. This Agreement is and is intended to be a continuing agreement and will remain in full force and effect until the Revolving Loans are finally and irrevocably paid in full and the Facility is terminated.

     8.2. WAIVER BY BORROWER. Borrower waives notice of non-payment, demand, presentment, protest or notice of protest of any Accounts or other Collateral, and all other notices (except those notices specifically provided for in this Agreement); consents to any renewals or extensions of time of payment thereof; and generally waives any suretyship defenses and defenses in the nature thereof.

     8.3. BINDING EFFECT. This Agreement will be binding upon and inure to the benefit of the respective legal representatives, successors and assigns of the parties hereto; however, Borrower may not assign any of its rights or delegate any of its obligations hereunder. Lender (and any subsequent assignee) may transfer and assign this Agreement or may assign partial interests or participation in the Loans to other persons. Lender may, with the prior written consent of Borrower which may not be unreasonably withheld, disclose to all prospective and actual assignees and participants all financial, business and other information about a Borrower which Lender may possess at any time, subject to such assignee's signing a confidentiality agreement.

     8.4. SECURITY. The Obligations are secured as provided herein, in the Security Agreement, the Loan Documents and in each other document or agreement which by its terms secures the repayment or performance of the Obligations.

     8.5. SURVIVAL. All representations, warranties, covenants and agreements made by Borrower herein and in the Loan Documents will survive the execution and delivery of this Agreement, the Loan Documents and the issuance of the Note.

     8.6. DELAY OR OMISSION. No delay or omission on the part of Lender in exercising any right, remedy or power arising from any Event of Default will impair any such right, remedy or power or any other right, remedy or power or be considered a waiver of any right, remedy or power or any Event of Default nor will the action or omission to act by Lender upon the occurrence of any Event of Default impair any right, remedy or power arising as a result thereof or affect any subsequent Event of Default of the same or different nature.

     8.7. NOTICES. Any notices under or pursuant to this Agreement will be deemed duly sent when delivered in hand or when mailed by registered or certified mail, return receipt requested, addressed as follows:

     To Borrower:

          Du Pont Photomasks, Inc.
          100 Texas Avenue
          Round Rock, Texas

     To Lender:

          Du Pont Chemical and Energy Operations, Inc.
          1007 Market Street
          Wilmington, DE  19898

          Attention:  Tom Schmelzer - Administrator

     Either party may change such address by sending notice of the change to the other party.

     8.8. NO PARTNERSHIP. Nothing contained herein or in any of the Loan Documents is intended to create or will be construed to create any relationship between Lender and Borrower other than as expressly set forth herein or therein and will not create any joint venture, partnership or other relationship.

     8.9. INDEMNIFICATION. If after receipt of any payment of all or part of the Obligations, Lender is for any reason compelled to surrender such payment to any person or entity, because such payment is determined to be void or voidable as a preference, impermissible setoff, or diversion of trust funds, or for any other reason, this Agreement will continue in full force and effect and Borrower will be liable to, and will indemnify, save and hold Lender, its officers, directors, attorneys, and employees harmless of and from the amount of such payment surrendered. The provisions of this Section will be and remain effective notwithstanding any contrary action which may have been taken by Lender in reliance on such payment, and any such contrary action so taken will be without prejudice to Lender's rights under this Agreement and will be deemed to have been conditioned upon such payment becoming final, indefeasible and irrevocable. In addition, Borrower will indemnify, defend, save and hold Lender, its officers, directors, attorneys, and employees harmless of, from and against all claims, demands, liabilities, judgments, losses, damages, costs and expenses, joint or several (including all accounting fees and attorneys' fees reasonably incurred), that Lender or any such indemnified party may incur arising out of this Agreement, any of the Loan Documents or any act taken by Lender hereunder except for the willful misconduct or gross negligence of such indemnified party. The provisions of this Section will survive the termination of this Agreement.

     8.10. GOVERNING LAW; JURISDICTION. This Agreement, the Note and the other Loan Documents will be governed by the domestic laws of the State of Delaware without regard to the principles of conflicts of law. Borrower agrees that the state and federal courts in New Castle County, Delaware, or any other court in which Lender initiates proceedings have exclusive jurisdiction over all matters arising out of this Agreement, and that service of process in any such proceeding will be effective if mailed to Borrower at its address described in the Notices section of this Agreement. LENDER AND BORROWER HEREBY WAIVE THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement by their duly authorized officers as of the date first above written.


                                           DU PONT PHOTOMASKS, INC.

                                           By:  /s/ David S. Gino
                                                --------------------------------

                                           Its: Executive Vice President and CEO
                                                --------------------------------



                                           DU PONT CHEMICAL AND ENERGY
                                            OPERATIONS, INC.

                                           By:   /s/ C.L. Downing
                                                --------------------------------

                                           Its: Vice President and Treasurer
                                                --------------------------------

                                    EXHIBITS

                                       TO

                                CREDIT AGREEMENT

                                     BETWEEN

                            DU PONT PHOTOMASKS, INC.

                AND DU PONT CHEMICAL AND ENERGY OPERATIONS, INC.



          Exhibit 1      -      Definitions
          Exhibit 2      -      Revolving Note
          Exhibit 3      -      Security Agreement

                                    EXHIBIT 1

                                   DEFINITIONS

     1. "Affiliate" means any corporation, subsidiary, partnership, limited liability company, trust or other legal entity controlled by the Borrower.

     2. "Collateral" has the meaning assigned to that term in the Security Agreement.

     3. "Default Rate" means two percent (2%) in excess of the interest rate otherwise in effect under amounts outstanding under the Note. In no event will the interest rate accruing under such Note be increased to be in excess of the maximum interest rate permitted by applicable state or federal usury laws then in effect.

     4. "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or other governmental restrictions relating to the environment or to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial toxic or hazardous substances or waste into the environment (including without limitation ambient air, surface water, ground water or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.

     5. "ERISA" means the Federal Employee Retirement Income Security Act of 1974, as amended, or any successor act.

     6. "Event(s) of Default" will have the meaning set forth in Section 6.1 of the Agreement.

     7. "Facility" will have the meaning set forth in Section 2.1 of the Agreement.

     8. "Indebtedness" of any person means (a) all debt of such person for borrowed money, (b) all indebtedness of such person secured by any mortgage, pledge, lien or conditional sale or other title retention agreement to which any property or asset owned or held by such person is subject, whether or not the indebtedness secured thereby will have been assumed by such person (excluding non-capitalized leases which may amount to title retention agreements but including capitalized leases) and (c) all indebtedness of others which such person has directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), discounted or sold with recourse or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire, or in respect of which such person has agreed to apply or advance funds (whether by way of loan, stock purchase, capital contribution or otherwise) or otherwise to become directly or indirectly liable.

     9. "Lien" means any security interest, mortgage, pledge, assignment, lien or other encumbrance of any kind, including interests of vendors or lessors under conditional sale contracts and capitalized leases.

     10. "Loan Documents" means this Agreement, the Note, the Security Agreement, and every other document or agreement executed by any party evidencing, guarantying or securing any of the Obligations; and "Loan Document" means any one of the Loan Documents.

     11.  "Note" means the Revolving Note.

     12. "Obligation(s)" means all loans, advances, and indebtedness of Borrower owed to Lender of every kind and description whether now existing or hereafter arising under this Agreement, the Note and the other Loan Documents.

     13.  "Permitted Liens" has the meaning assigned thereto as set forth in
Section 3.6 hereof.

     14. "Revolving Loans" has the meaning assigned to that term in Section 2.1 of this Agreement.

     15. "Revolving Note" has the meaning assigned to that term in Section 2.1 of this Agreement.

     16. "Security Agreement" means the Security Agreement dated the date hereof between Borrower and Lender securing the Obligations.

                                    EXHIBIT 2

                                 REVOLVING NOTE

$30,000,000                                                      January 1, 1996

     On December 31, 1997, Du Pont Photomasks, Inc., a Delaware corporation, for value received, hereby promises to pay to the order of Du Pont Chemical and Energy Operations, Inc., a Delaware corporation (the "Lender"), at its offices, located at 1007 Market Street, Wilmington, Delaware, in lawful money of the United States of America and in immediately available funds, the principal sum of Thirty Million and no/100's Dollars ($30,000,000) or such lesser unpaid principal amount as may be advanced by Lender pursuant to the terms of the Credit Agreement of even date herewith by and between Borrower and Lender, as the same may be amended from time to time (the "Agreement").

     The principal balance outstanding hereunder, will bear interest from the date of the first advance until paid at an annual floating rate of interest equal to LIBOR in effect from time to time plus a spread of 50 basis points.

     Accrued and unpaid interest will be payable in immediately available funds at the principal office of the Lender set forth above on the first day of June, 1996, and on the first day of each calendar month thereafter during the term hereof. Interest will be calculated based on a 365-day year and charged for the actual number of days elapsed.

     On December 31, 1997, all outstanding principal and all accrued and unpaid interest will be due and payable. After maturity, whether by acceleration or otherwise, this Note will bear interest (computed and adjusted in the same manner, and with the same effect, as interest hereon prior to maturity) payable on demand, at a rate per annum equal to the Default Rate (as defined in the Agreement), until paid, and whether before or after the entry of judgment hereon.

     "LIBOR" will be determined by Lender in accordance with the following provisions: On each LIBOR Interest Determination Date, LIBOR will be determined on the basis of the rate for deposits in U.S. dollars having 180-day maturity, commencing on the second London Banking Day immediately following such LIBOR Interest Determination Date, which appears on the Telerate Page 3750 (as defined below) as of 11:00 a.m., New York City time, on the LIBOR Interest Determination Date. If such rate does not so appear on the Telerate Page 3750, the rate in respect of such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted by major banks in the City of New York, selected by Lender, at approximately 1:00 p.m., New York City time, on that LIBOR Interest Determination Date for loans in U.S. dollars to leading European banks for a period of 180 days commencing on that Interest Reset Date and in a principal amount equal to an amount not less than $1,000,000 that is representative for a single transaction in such market at such time; PROVIDED, HOWEVER, if the aforesaid rate cannot be determined by Lender, LIBOR in respect of such LIBOR Interest Determination Date will be LIBOR then in effect on such LIBOR Interest Determination Date. The "LIBOR Interest Determination Date" will be the second London Banking Day preceding any Interest Reset Date. The "Interest Reset Date" shall be each January 1 and June 1. "London Banking Day" means any day dealing in deposits in U.S. dollars are transacted in the London interbank market.

     "Telerate Page 3750" means the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying rates or prices relating to LIBOR).

     The principal amount of each loan made by Lender under this Note and the amount of each prepayment made by Borrower under this Note will be recorded by Lender on the schedule attached hereto or in the regularly maintained data processing records of Lender. The aggregate unpaid principal amount of all loans set forth in such schedule or in such records will be presumptive evidence of the principal amount owing and unpaid on this Note. However, failure by Lender to make any such entry will not limit or otherwise affect Borrower's obligations under this Note or the Agreement.

     All payments received by Lender under this Note will be applied first to payment of amounts advanced by Lender on behalf of Borrower or which may be due for insurance, taxes and attorneys' fees or other charges to be paid by Borrower pursuant to the Agreement and the Loan Documents (as defined in the Agreement), then to accrued interest on this Note, then to principal.

     This Note is the Revolving Note referred to in the Agreement, and is entitled to the benefits, and is subject to the terms, of this Agreement. Capitalized terms used but not otherwise defined herein will have the meanings attributed thereto in the Agreement. The principal of this Note is prepayable in the amounts and under the circumstances, and its maturity is subject to acceleration upon the terms, set forth in the Agreement. Except as otherwise expressly provided in the Agreement, if any payment on this Note becomes due and payable on a day other than one on which banks are open for business in New York, New York (a "Business Day"), the maturity thereof will be extended to the next Business Day, and interest will be payable at the rate specified herein during such extension period.

     After the occurrence of an Event of Default, all amounts of principal outstanding as of the date of the occurrence of such Event of Default will bear interest at the Default Rate, in Lender's sole discretion, without notice to Borrower. This provision does not constitute a waiver of any Events of Default or an agreement by Lender to permit any late payments whatsoever.

     Borrower may prepay any portion of this Note in part at any time without premium or penalty.

     In no event will the interest rate on this Note exceed the highest rate permissible under any law which a court of competent jurisdiction will, in a final determination, deem applicable hereto. In the event that a court determines that Lender has received interest and other charges under this Note in excess of the highest permissible rate applicable hereto, such excess will be deemed received on account of, and will automatically be applied to reduce the amounts due to Lender from Borrower under this Note, other than interest, and the provisions hereof will be deemed amended to provide for the highest permissible rate. If there are no such amounts outstanding, Lender will refund to Borrower such excess.

     Borrower and all endorsers, sureties, guarantors and other persons liable on this Note hereby waive presentment for payment, demand, notice of dishonor, protest, notice of protest and all other demands and notices in connection with the delivery, performance and enforcement of this Note, and consent to one or more renewals or extensions of this Note.

     This Note may not be changed orally, but only by an instrument in writing.

     This Note is being delivered in, is intended to be performed in, will be construed and enforceable in accordance with, and be governed by the internal laws of, the State of Delaware without regard to principles of conflict of laws. Borrower agrees that the State and Federal courts in New Castle County, Delaware or any other court in which Lender initiates proceedings will have exclusive jurisdiction over all matters arising out of this Note, and that service of process in any such proceeding will be effective if mailed to Borrower at its address described in the Notices section of the Agreement. BORROWER HEREBY WAIVES THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS NOTE.


WITNESSES:                                              DU PONT PHOTOMASKS, INC.

                                                        By:
                                                            --------------------
- -------------------------------
                                                        Its:
                                                            --------------------
- -------------------------------
                                                            By:
                                                                ----------------

                                                            Its:
                                                                ----------------

                           CORPORATION ACKNOWLEDGMENT


STATE OF _______________________

COUNTY OF _____________________ ss


     Before me the undersigned , a Notary Public, in and for said County and State, on this ____ day of _______, 19___, personally appeared __________________________ to me known to be the identical person___ who subscribed the name to the maker thereof to the foregoing instrument as its _________________________________________ and acknowledged to me that __he__
executed the same as ____________ free and voluntary act and deed and as the free and voluntary act and deed of such corporation, for the uses and purposes therein set forth.

     Given under my hand and seal of office the day and year last above written.



                            _________________________
                            NOTARY PUBLIC
                            My Commission Expires:  ______________

                                    EXHIBIT 3

                               SECURITY AGREEMENT

     THIS SECURITY AGREEMENT is entered into as of the ___ day of June, 1996, by and between Du Pont Photomasks, Inc., a Delaware corporation (the "Borrower") and Du Pont Chemical and Energy Operations, Inc., a Delaware corporation (the "Lender").

Section 1.     DEFINITIONS:

     1.1. SPECIFIC DEFINITIONS.  The following definitions will apply:

          (a) "Debtors" means Borrower's customers and all other persons obligated to Borrower on Accounts.

          (b) "Equipment" means all machinery, machine tools, and equipment as set forth on any schedule which is either now or in the future attached to Lender's copy of this Agreement.

          (c) In addition to the foregoing, the definition of the terms Equipment and Accounts will have the meaning attributed thereto in the applicable version of the Uniform Commercial Code adopted in the jurisdiction where Secured Party's principal place of business is located as in effect on the date hereof.

     1.2. OTHER DEFINITIONS. Capitalized terms not defined herein have the meanings set forth in the Credit Agreement dated the date hereof between Borrower and Lender (the "Credit Agreement"). All other undefined terms will have the meaning given to them in the Delaware Uniform Commercial Code.

Section 2.     SECURITY.

     2.1. SECURITY INTEREST OF LENDER. To induce Lender to make the Loans, and as security for all Obligations, Borrower hereby assigns to Lender as collateral and grants to Lender a continuing pledge and security interest subject only to the Permitted Liens in the following property of Borrower (the "Collateral"), whether now owned or existing or hereafter acquired or arising and regardless of where it is located:

          (a)  all Equipment;

          (b)  all Accounts;

          (c)  all Proceeds; and

          (d) all instruments, chattel paper, documents, securities, money or other property, owned by Borrower or in which Borrower has an interest, which are in the possession or control of Lender.

     2.2. PROVISIONS CONCERNING EQUIPMENT. (a) Borrower warrants and represents that Borrower has informed Lender of all places where any of such Borrower's Equipment is located or has been located at any time during the past four months. No Equipment will be moved to any location not disclosed to Lender but Equipment may be moved from one such location to another.

          (b) Borrower will keep and maintain the Equipment in good operating condition and repair, ordinary wear and tear excepted, make all necessary replacements so that its value and operating efficiency is maintained and preserved. Borrower will immediately notify Lender of any material loss or damage to the Collateral.

     2.3  PROVISIONS CONCERNING ACCOUNTS

          (a) Anything herein to the contrary notwithstanding, Borrower shall retain all its right, title and interest to the Accounts.

          (b) Lender hereby authorizes Borrower to collect the Accounts. All Proceeds constituting collections of Accounts while held by Borrower shall continue to be collateral security for all of the Obligations.

     2.4. LIENS. Borrower has good and marketable title to its respective Collateral. All assets of Borrower are owned free, clear and unencumbered except for the Permitted Liens.

     2.5. FURTHER ASSURANCES. (a) Borrower will execute and deliver to Lender at Lender's request all financing statements, continuation statements and other documents that Lender may reasonably request, in form satisfactory to Lender, to perfect and maintain perfected Lender's security interest in the Collateral and to fully consummate all transactions contemplated under this Agreement.
Borrower hereby irrevocably makes, constitutes and appoints Lender (and any of Lender's officers, employees or agents designated by Lender) as Borrower's true and lawful attorney with power to sign the name of Borrower on any such documents.

          (b) Lender may inspect and verify each Borrower's books and records at any time or times hereafter, during usual business hours, in order to verify the amount or condition of the Collateral, or any other matter relating to the Collateral or Borrower's financial condition. Borrower will promptly deliver to Lender copies of all books and records requested by Lender, subject to Lender's pledge to keep information confidential which is designated as such.

     2.6. OTHER AMOUNTS DEEMED LOANS. If Borrower fails to pay any tax, assessment, government charge or levy or to maintain insurance within the time permitted by this Agreement or the Credit Agreement, or to discharge any Lien prohibited hereby, or to comply with any other obligation, Lender may, but will not be required to pay, satisfy, discharge or bond the same of the account of such Borrower, and to the extent permitted by law and all monies so paid out will be secured by the Collateral.

     2.7. BORROWER REMAINS LIABLE. Borrower will remain liable under any contracts and agreements included in the Collateral to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, and Lender will not have any obligation or liability under such con-tracts and agreements by reason of this Agreement or otherwise.

     2.8. INSURANCE. Prior to the drawdown or borrowing of any funds pursuant to the Credit Agreement, Borrower will use reasonable efforts to insure or cause to be insured the Collateral against loss or damage of the kinds and in the amounts customarily insured against by corporations with established reputations engaged in the same or similar business as Borrower. All such policies will
(a) be issued by financially sound and reputable insurers, (b) name Lender as an additional insured and, where applicable, as loss payee under a lender loss payable endorsement satisfactory to Lender, and (c) will provide for thirty (30) days written notice to Lender before such policy is altered or canceled all of which will be evidenced by a Certificate of Insurance delivered to Lender by Borrower within 120 days from the date of execution of this Agreement.

Section 3.     EVENTS OF DEFAULT AND REMEDIES.

     3.1. EVENTS OF DEFAULT. Any of the following events will be an Event of Default.

          (a) Borrower fails to keep its assets insured as required herein or in the Credit Agreement, or material uninsured damage to or loss, theft or destruction of the Collateral occurs; or

          (b) Borrower fails to observe or perform any covenant, condition or agreement herein and fails or is unable to cure such default within 30 days of the occurrence thereof, provided that such 30 day grace period will not apply to any failure to maintain insurance or permit inspection of the Collateral or of the books and records of Borrower; or

          (c)  an Event of Default occurs under the Credit Agreement.

     3.2. REMEDIES. If any Event of Default will occur and be continuing in addition to the remedies provided in the Credit Agreement:

          (a) Lender may resort to the rights and remedies of a secured party under the Uniform Commercial Code including the right to enter any premises of Borrower, with or without legal process and take possession of the Collateral and remove it and any records pertaining thereto and/or remain on such premises and use it for the purpose of collecting, preparing and disposing of the Collateral;

          (b) Lender may ship, reclaim, recover, store, finish, maintain and repair the Collateral, and may sell the Collateral at public or private sale, and Borrower will be credited with the net proceeds of such sale only when they are actually received by Lender and any requirement of reasonable notice of any disposition of the Collateral will be satisfied if such notice is sent to Borrower 10 days prior to such disposition;

          (c) Borrower will upon request of Lender assemble the Collateral and any records pertaining thereto and make them available at a place designated by Lender; or

          (d) Lender may use, in connection with any assembly or disposition of the Collateral, any trademark, trade name, tradestyle, copyright, patent right, trade secret or technical process used or utilized by Borrower.

     3.3. NO REMEDY EXCLUSIVE. No remedy set forth herein is exclusive of any other available remedy or remedies, but each is cumulative and in addition to every other remedy given under this Agreement or the Credit Agreement or now or hereafter existing at law or in equity or by statute.

Section 4.     MISCELLANEOUS PROVISIONS.

     4.1. MISCELLANEOUS. No delay or omission to exercise any right will impair any such right or be a waiver thereof, and a waiver on one occasion will be limited to that particular occasion. This Agreement may be amended only in writing signed by the party against whom enforcement of the amendment is sought. This Agreement may be executed in counterparts. If any part of this Agreement is held invalid, the remainder of this Agreement will not be affected thereby.

     4.2. BINDING EFFECT. This Agreement will be binding upon and inure to the benefit of the respective legal representatives, successors and assigns of the parties hereto; however, Borrower may not assign any of its rights or delegate any of its obligations hereunder. Lender (and any subsequent assignee) may transfer and assign this Agreement or may assign partial interests or participation in the Loans to other persons.

     4.3. FINANCING STATEMENT. Borrower hereby authorizes Lender to file a copy of this Agreement as a Financing Statement with appropriate county and state government authorities necessary to perfect the Lender's security interest in the Collateral as set forth herein.

     4.4. NOTICES. Any notices under or pursuant to this Agreement will be deemed duly sent when delivered in hand or when mailed by registered or certified mail, return receipt requested, to the addresses then provided for in the Notices section of the Credit Agreement.

     4.5. GOVERNING LAW; JURISDICTION. This Agreement will be governed by the domestic laws of the State of Delaware without regard to the principles of conflicts of law. Borrower agrees that the state and federal courts in New Castle County, Delaware or any other court in which Lender initiates proceedings have exclusive jurisdiction over all matters arising out of this Agreement, and that service of process in any such proceeding will be effective if mailed to a Borrower at its address described in the Notices section of the Credit Agreement. LENDER AND BORROWER HEREBY WAIVE THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          IN WITNESS WHEREOF, Borrower and Lender have executed this Security Agreement by their duly authorized officers as of the date first above written.


WITNESSES:                                           DUPONT PHOTOMASKS, INC.

- ---------------------------                          By:
                                                         -----------------------

                                                     Its:
                                                         -----------------------

- ---------------------------                              By:
                                                             -------------------

                                                         Its:
                                                             -------------------


WITNESSES:                                           DU PONT CHEMICAL AND ENERGY
                                                       OPERATIONS, INC.

- ---------------------------                          By:
                                                         -----------------------

                                                     Its:
                                                         -----------------------

- ---------------------------                              By:
                                                             -------------------

                                                         Its:
                                                             -------------------